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                                                                      EXHIBIT BB

                        WYNNCHURCH CAPITAL PARTNERS, L.P.
                    WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.
                                 TWO CONWAY PARK
                           150 FIELD DRIVE, SUITE 165
                           LAKE FOREST, ILLINOIS 60045
                                October 10, 2003

Alternative Resources Corporation
600 Hart Road, Suite 300
Barrington, Illinois 60010
Attention:  Chief Financial Officer

Fleet Capital Corporation
One Federal Street
Mail Stop MA DE 10307X
Boston Massachusetts 02110
Attention:  Christopher Godfrey

      RE:   GUARANTY AMENDMENT FEE

Ladies and Gentlemen:

      Reference is made to the Letter Agreement (the "Letter Agreement") dated October 10, 2003 and effective as of September 11, 2003 among Wynnchurch Capital Partners, L.P. ("Wynnchurch USA"), Wynnchurch Capital Partners Canada, L.P. ("Wynnchurch Canada" along with Wynnchurch USA, collectively, "Wynnchurch"), Fleet Capital Corporation ("Fleet"), Alternative Resources Corporation, ARC Service, Inc. ("ARC"), ARC Solutions, Inc., ARC Midholding, Inc., Writers Inc., ARC Technology Management LLC, ARC Staffing Management LLC, and ARC Shared Services LLC (along with ARC, collectively, the "Borrowers"), pursuant to which, among other things, Wynnchurch and Fleet agreed to amend certain terms of the Guaranty Agreement dated as of April 14, 2003 made by Wynnchurch for the benefit of Fleet, as amended by a First Amendment to Guaranty Agreement dated as of July 15, 2003 (as so amended, the "Guaranty Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Guaranty Agreement.

      In consideration of, and as a condition to Wynnchurch entering into the Letter Agreement and agreeing to the transactions contemplated therein, ARC agrees to pay to Wynnchurch the amount of Three Hundred Thousand Dollars ($300,000) (the "Guaranty Amendment Fee"), payable in the manner set forth herein, and Fleet hereby consents to such payment. The Guaranty Amendment Fee shall be treated as if it is an additional $300,000 of interest payable pursuant to that certain Note dated as of January 31, 2002, as amended, of ARC to Wynnchurch Canada, and that certain Note dated as of January 31, 2002, as amended, of ARC to Wynnchurch USA (such notes collectively, the "Notes"), in proportion to the principal thereof and in each case accrued as of the date hereof. The Guaranty Amendment Fee shall accrue interest as if it were interest accrued pursuant to the Notes. Notwithstanding the foregoing, the Guaranty Amendment Fee shall be deemed to be a "Subordinated Obligation" pursuant to the Subordination and Intercreditor Agreement dated as of January 31, 2002, among the Wynnchurch, Fleet and the Borrowers (as amended, the "Subordination Agreement") and shall be deferred and not be paid, except as permitted under the terms of the Credit Agreement and the Subordination Agreement, treating the payment of the Guaranty Amendment Fee as the payment of additional interest pursuant to the Notes.

                                Exhibits: Page 7
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      The parties acknowledge and agree that this letter agreement (a) may be executed in any number of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument, (b) shall in all respects be governed by the laws and judicial decisions of the State of Illinois, and (c) shall be binding upon, and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

                                          Sincerely,

                                          WYNNCHURCH CAPITAL PARTNERS, L.P.

                                          By:     Wynnchurch Partners, L.P., its
                                                  General Partner

                                          By:     Wynnchurch Management, Inc.,
                                                  its General Partner


                                          By:     /s/ John Hatherly
                                                  ------------------------------
                                          Name:   John A. Hatherly
                                          Title:  President

                                          WYNNCHURCH CAPITAL PARTNERS
                                          CANADA, L.P.

                                          By:     Wynnchurch Partners Canada,
                                                  L.P., its General Partner
                                          By:     Wynnchurch GP Canada, Inc.,
                                                  its General Partner


                                          By:     /s/ John Hatherly
                                                  ------------------------------
                                          Name:   John A. Hatherly
                                          Title:  President


ACKNOWLEDGED AND AGREED:

ALTERNATIVE RESOURCES CORPORATION

By:     /s/ Steve Purcell
        ------------------------------
Name:   Steve Purcell
Title:  Chief Financial Officer

FLEET CAPITAL CORPORATION

By:     /s/ Christopher Godfrey
        ------------------------------
Name:   Christopher Godfrey
Title:  Senior Vice President